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                          CERTIFICATE OF INCORPORATION

                                       OF

                              DOVER ELEVATORS, INC.

                            (Pursuant to Section 102

                    of the Delaware General Corporation Law)

         THE UNDERSIGNED, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation is DOVER ELEVATORS, INC.

         SECOND: The principal office of the corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware, 19805-1297. The name of the resident agent at that address is Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (as amended, "Delaware Law").

         FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is 200,000,000; of which 150,000,000 shares, having a par value of $0.01 each shall be Common Stock; and 50,000,000 shares having a par value of $100 each shall be Preferred Stock, with or without voting powers, full or limited, and in such series and with such designations, preferences and relative, participating, optional or other special
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rights and qualifications, limitations or restrictions in respect to each class of stock or series thereof as hereinafter provided.

                  (A) General. Except as may otherwise be expressly provided for herein or in any amendment hereto and subject to the provisions hereof, the Board of Directors shall have the authority to authorize and provide for the issue of the Preferred Stock or any one or more series thereof and, in the resolution or resolutions providing for the issue of any such stock adopted by the Board of Directors pursuant to the authority vested in it by the provisions hereof, shall state the designations, preferences and relative, participating, voting, optional or other special rights, and the qualifications, limitations or restrictions thereof. The Board of Directors shall also have the power to increase or decrease the authorized amount of any Preferred Stock or series thereof, but not in excess of the amount provided for in the first sentence of this Article Fourth, as may be authorized under Delaware Law.

                  (B) Dividends. The holders of the Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates and on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or non-cumulative, as shall be so stated or expressed. When dividends upon the Preferred Stock or any series thereof, if any, to the extent of the preference to which such stocks are entitled, shall have been paid or declared and set apart for payment, all dividends, whether in cash or in property or otherwise, as may be declared by the Board of Directors


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from time to time, shall be paid ratably and equally, share for share, on all the outstanding shares of the Common Stock.

                  (C) Voting Rights. The holders of the Preferred Stock or of any series thereof shall have such voting power, if any, not in excess of one vote for each share, and to such extent, as may be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided. Unless otherwise stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, the holders of the Preferred Stock or any series thereof shall have no voting rights or voice whatsoever as holders of such stock in the affairs or management of the corporation or to notice of any meeting of stockholders, except as specifically required by law. Except to the extent that the Preferred Stock or any series thereof may also be granted the right to vote as set forth above, the holders of the Common Stock shall have the exclusive voting power and rights, one vote for each share, for all purposes. Any and all voting power of the Common Stock and of the Preferred Stock or any series thereof which may be granted voting power shall be exercised on a share for share basis; and no class of stock or series thereof shall be entitled to vote as a class or series on any matter, except as specifically required by law. The aggregate amount of the authorized Preferred Stock set forth in the first sentence of this Article Fourth may be increased or decreased solely by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.


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                  (D) Redemption or Repurchase.

                  (1) The Preferred Stock or any series thereof may be made subject to redemption at such time or times and at such price or prices and on such other terms and conditions as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

                  (2) The corporation may also at its election, pursuant to authority granted by the Board of Directors at any time or from time to time, purchase for retirement at public or private sale all or any shares of the Preferred Stock or any series thereof upon the best terms reasonably obtained, but in no event at prices greater than the respective redemption prices of such stock. Any such stock so purchased for retirement is to be canceled and is not to be reissued.

                  (3) The corporation may also at its election, pursuant to authority granted by the Board of Directors at any time or from time to time, purchase at public or private sale all or any shares of the Preferred Stock or any series thereof and/or any shares of Common Stock, to be held as treasury stock of the corporation or for reissue, at purchase prices in the case of the Preferred Stock or any series thereof no greater than the respective redemption prices thereof, and in the case of the Common Stock at such price or prices as the Board of Directors may from time to time deem reasonable.

                  (E) Liquidation Rights. The holders of the Preferred Stock or of any series thereof shall be entitled to such preferential or special rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of


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Directors as hereinabove provided. All remaining available assets shall then be distributed, in cash or other property or both, ratably among the holders of the then outstanding Common Stock.

                  (F) Conversion Rights. Any Preferred Stock or any series thereof may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation or another issuer at such price or prices or at such rate of exchange and such adjustments as shall be stated and expressed or provided for in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

                  (G) Preemptive Rights. No holder of any of the stock of the corporation shall, as such holder, have any right to purchase or subscribe for any stock or warrants of any class or series thereof which the corporation may issue or sell, whether such stock or warrants are exchangeable for any shares of the corporation of any class or classes or series thereof, and whether such stock is issued out of the number of shares authorized by the certificate of incorporation of the corporation as originally filed or by any amendment thereof, or out of shares of the stock of the corporation acquired by it after the issue thereof; nor shall any holder of any of the stock of the corporation, as such holder, have any right to purchase or subscribe for any obligation, option or warrant which the corporation may issue or sell that shall be convertible into, or exchangeable for any shares of the stock of the corporation of any class or classes or series thereof, or to which shall be attached or shall appertain any warrant or warrants or other instrument or instruments that shall confer upon


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the holder or owner thereof the right to subscribe for, or purchase from the corporation, any shares of its stock of any class or classes or series thereof.

         FIFTH: Subject to Article Tenth of this certificate of incorporation, the number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the bylaws, but in no case shall the number be less than three. Directors need not be stockholders. The Board of Directors shall have the general direction and management of the business and affairs of the corporation. The election of directors need not be by ballot.

         SIXTH: (A) The Board of Directors shall have the power (1) to make, alter or amend the bylaws, subject only to such limitations, if any, as the bylaws of the corporation may from time to time impose; (2) from time to time to fix and determine and to vary the amount to be reserved as working capital of the corporation and, before the payment of any dividends or making any distribution of profits, to set aside out of the surplus or net profits of the corporation such sum or sums as the said Board may from time to time in its absolute discretion think proper either as additional working capital or as a reserve fund to meet contingencies, or for the repairing or maintaining of any property of the corporation, or for such other corporate purposes as the Board of Directors shall think conducive to the interests of the corporation, subject only to such limitations, if any, as the bylaws of the corporation may from time to time impose, (3) from time to time, to the extent now or hereafter permitted by the laws of the State of Delaware, to sell, lease, exchange, or otherwise dispose of any part of the property and assets of the corporation which the Board of Directors deems it expedient and for the best interests of the corporation to dispose of, or


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disadvantageous to continue to own, without assent of the stockholders by vote or otherwise; (4) to issue or cause to be issued from time to time all or any part of the authorized Capital Stock of the corporation on such terms and for such consideration as the Board may determine in its discretion without obtaining the approval of the holders of any of the then outstanding capital stock of the corporation; (5) from time to time to determine, pursuant to the provisions of the bylaws, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have the right of inspecting any account, book or document of the corporation, except as conferred by statute, unless duly authorized so to do by a resolution of a majority of the stockholders or of the Board of Directors; (6) pursuant to the written consent of the holders of a majority of the shares of stock issued and outstanding having voting power, or pursuant to the affirmative vote of the holders of a majority of stock issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, to sell, lease, exchange, or otherwise dispose of all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the corporation; (7) subject to the provisions of the laws of the State of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred upon by law and by this certificate of incorporation, which may be conferred upon the Board Directors by the corporation through appropriate bylaw provisions.


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                  (B) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or resolutions or in the bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed by this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on


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all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        EIGHTH: No contract, act or transaction of the corporation with any person, firm, or corporation shall be affected or invalidated by reason of the fact that any director or officer of the corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person, firm or corporation, provided that such interest or connection shall have been disclosed or known to the corporation. Any director of the corporation having any such interest or connection may, nevertheless, be counted in determining the existence of a quorum at any meeting of the Board or a committee which shall authorize any such contract, act or transaction and may vote thereon with full force and effect. No such officer or director nor any such person, firm, or corporation in or with which such director or officer is connected shall be liable to account to the corporation for any profit realized from or through any such contract, act or transaction.

     NINTH: The corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

    TENTH: (A) In addition to any affirmative vote required by law or under any other provision of this certificate of incorporation, and except as otherwise expressly provided in Paragraph (B), any Business Combination with respect to a Related Person shall require the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the


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purpose of this Article Tenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (B) The provisions of Paragraph (A) of this Article Tenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation if:

                  (1) A definitive agreement or other arrangement to effectuate the Business Combination was approved by a majority of the directors of the corporation at a time when the Related Person who is a party to the Business Combination did not beneficially own, directly or indirectly, 5% or more of the outstanding shares of capital stock of the corporation; or

                  (2) Such Business Combination has been approved by a majority of the Continuing Directors; or

                  (3) All of the following conditions shall have been satisfied:

                  (a) The aggregate amount of the cash and the fair market value (as of the date of the consummation of the Business Combination) of other consideration to be received per share by holders of the Common Stock of the corporation in such Business Combination is no less than the higher of:

                           (i) the price per share equal to the Market Price of
Common Stock immediately prior to the announcement of such Business Combination, multiplied by the ratio


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of (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which the Related Person has theretofore paid for any of the shares of Common Stock already owned by it, to (b) the Market Price of the Common Stock immediately prior to the commencement of acquisition of Common Stock by such Related Person; or

                           (ii) the highest per share price (including brokerage
commission, transfer taxes and soliciting dealers' fees) paid by such Related Person for any shares of Common Stock acquired by it;

         provided, however, that, as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends, or other similar corporate actions.

                  (b) The aggregate amount of the cash and the fair market value (as of the date of consummation of the Business Combination) of other consideration to be received per share by holders of the Preferred Stock of the corporation in such Business Combination is no less than the highest of:

                           (i) the price per share equal to the Market Price of
Preferred Stock immediately prior to the announcement of such Business Combination, multiplied by the ratio of (a) a highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which the Related Person has theretofore paid for any of the shares of Preferred Stock already owned by it, to (b) the Market Price of the Preferred Stock immediately prior to the commencement of acquisition of Preferred Stock by such Related Person; or


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                           (ii) the highest per share price (including brokerage
commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person for any shares of Preferred Stock acquired by it; or

                           (iii) the highest preferential amount per share to
which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

         provided, however, that, as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions.

         The provisions of this subsection (3)(b) shall apply with respect to every class of outstanding Preferred Stock, whether or not the Related Person has previously acquired any such Preferred Stock.

                  (c) The consideration to be received by holders of a particular class of outstanding Voting Shares in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the shares of such class of Voting Shares already owned by it. If the Related Person has purchased shares of any class of Voting Shares with varying forms of consideration, the form of consideration for such class of Voting Shares to be paid in the Business Combination shall be either cash or the form previously used by such Related Person to acquire the largest number of shares of such class of Voting Shares.


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                  (d) After such Related Person has acquired ownership of not less than 15% of the then outstanding Voting Shares (a "15% Interest") and prior to the consummation of such Business Combination:

                           (i) the Related Person shall have taken steps to
ensure that the corporation's Board of Directors has included at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by Public Holders bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional Board position);

                           (ii) except as approved by a majority of the
Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether cumulative or not) on the outstanding Preferred Stock;

                           (iii) there shall have been no reduction in the rate
of dividends payable on the Common Stock except as necessary to ensure that a quarterly dividend payment does not exceed 8.75% of the net income of the corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend or except as may have been approved by a majority of the Continuing Directors;

                           (iv) such Related Person shall not have become the
beneficial owner of any newly issued shares of stock, directly or indirectly, from the corporation except upon conversion of convertible securities acquired by it prior to obtaining a 15% Interest or as a result of a pro rata stock dividend or stock split or except as may have been approved by a majority of the Continuing Directors.


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                           (v) such Related Person shall not have become the
beneficial owner of any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person acquiring its 15% Interest; and

                           (vi) such Related Person shall not have (A) received
the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance, or tax credits or other tax advantages provided by the corporation, (B) made any major change in the corporation's business or equity capital structure without the unanimous approval of the Continuing Directors, or (C) used any asset of the corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Related Person.

                  (e) a proxy or information statement responsive to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall have been mailed to all holders of Voting Shares at least 30 days prior to the consummation of such Business Combination. Such proxy statement shall contain:

                           (i) at the front thereof, in a prominent place, any
recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing; and

                           (ii) if deemed advisable by a majority of the
Continuing Directors, an opinion of a reputable investment banking or appraisal firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the Public Holders (such investment banking or appraisal firm to be selected by a majority of the


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Continuing Directors, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as agent for a Related Person, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

                  (C) (1) Except as otherwise expressly provided in paragraph
(C)(2) below, any purchase by the corporation, or any subsidiary of the corporation, of Voting Shares from a person or persons known by the corporation to be an Interested Stockholder at a per share price in excess of the Market Price at the time of such purchase of the shares so purchased, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                       (2) The provisions of Paragraph (C)(1) of this Article Tenth shall not be applicable to any purchase of Voting Shares, if such purchase is pursuant to (i) an offer, made available on the same terms, to the holders of all of the outstanding shares of the same class of those purchased or (ii) a purchase program effected on the open market and not the result of a privately-negotiated transaction.

                  (D) (1) In the event that there shall exist a Substantial Stockholder of the corporation and such existence shall be known or made known to the corporation in advance of a meeting of stockholders at which directors will be elected, each holder of


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Voting Shares shall be entitled, in connection with any vote taken for such election of directors, to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's Voting Shares multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit.

                  (2) In connection with any election of directors in which stockholders are entitled to cumulative voting:

                  (a) The Board of Directors shall appoint a committee (the "Committee") consisting of three Directors.

                  (b) The Committee shall send to all stockholders of the corporation entitled to vote in the election of directors at least 90 days in advance of such election a written notice informing stockholders (i) that the cumulative voting provisions of this Article will be in effect, (ii) that persons meeting the eligibility requirements of subparagraph (B)(2)(c) may submit nominations to the Committee, if such nominations are received at least 60 days in advance of the election and contain relevant information concerning the nominee, including all information required to be included in a proxy statement under the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and the nominee's consent to be nominated, and (iii) as to the time, place and date of the meeting at which such election will be held.


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                  (c) The Committee will review all nominees, and the
corporation's proxy materials being prepared in connection with such meeting will include information relating to, and afford stockholders the opportunity to vote for, all nominees who are included by the Committee in the corporation's proxy materials. The Committee shall be required to include in such proxy materials at least one nominee of each stockholder or group of stockholders who beneficially own Voting Shares with a Market Price (as herein defined) of at least $250,0000 at the time notice of such meeting is sent to stockholders and who submit the information required with respect to such nominee under subparagraph (D)(2)(b). The Committee may include more than one nominee of such person or persons, provided that the number of nominees included by the Committee which are submitted by any one person or group of persons may not exceed the number of directors to be elected at such a meeting.

                  (d) The corporation's proxy statement and other communications with respect to the election shall contain, on an equal basis and at the expense of the corporation, descriptions and other statements of or with respect to all nominees for election which qualify under the procedures set forth in this paragraph (D).

                  (3) If necessary to assure that the provisions of this Paragraph (D) are fairly applied and complied with, the Board of Directors may postpone any meeting of stockholders to which this Article would apply for such period of time as shall be necessary to permit the Committee to perform its responsibilities hereunder.

                  (4) Notwithstanding any other provision which may be contained from time to time in this certificate of incorporation or the bylaws of the corporation concerning the


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manner in which the size of the Board of Directors of the corporation may be established or changed, in the event that a person becomes a Substantial Stockholder, the number of directors at the time such person becomes a Substantial Stockholder shall remain fixed and may not be changed by the Board of Directors or the stockholders until such time as such person is no longer a Substantial Stockholder.

                  (E) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                  (F) For the purposes of this Article Tenth:

                  (1) A "person" shall mean any individual, firm, corporation or other entity.

                  (2) The term "Business Combination" shall mean:

                  (a) any merger or consolidation of the corporation or any Subsidiary with or into (i) any Related Person or (ii) any other corporation (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person;

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to, by or with any Related Person of any assets of or to the corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more;

                  (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary


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to any Related Person in exchange for cash, securities or other property (or a combination thereof);

                  (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person;

                  (e) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger, or consolidation of the corporation with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Related Person; or

                  (f) any agreement, contract or other arrangement providing for any of the transactions described herein.

                  (3) "Related Person" shall mean any person (other than the corporation or any Subsidiary; and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                  (a) is the beneficial owner, directly or indirectly, of not less than 15% of the Voting Shares; or

                  (b) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 15% of the then outstanding Voting Shares; or


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                  (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior to thereto beneficially owned by any Related Person, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (4) A person shall be the "beneficial owner" of any Voting
                  Shares:

                  (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly; or

                  (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation.

                  (5) "Public Holders" shall mean those holders of Voting Shares of the corporation who are not Related Persons.

                  (6) The outstanding Voting Shares shall include shares deemed owned through application of Section (4) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (7) "Continuing Director" shall mean a member of the Board of Directors of the corporation who was first elected or appointed to the Board of Directors of the corporation prior to the date as of which any Related Person became a Related Person and any successor to a Continuing Director who is unaffiliated with such Related Person and who was recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

                  (8) In the event of any Business Combination in which the corporation survives, the phrase "other consideration to be received" as used in sections (3)(a) and (b) of Paragraph (B) shall include the Voting Shares of the corporation retained by its Public Holders.

                  (9) "Affiliate" and "Associate" shall have their respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on July 1, 1998.

                  (10) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulators under the Exchange Act, as in effect on July 1,
1998) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of a Related Person set forth in Section
(3) of this Paragraph (E), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                  (11) "Market Price" shall mean, with respect to any class of stock, the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of such stock on the New York Stock Exchange; or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing bid quotation, during the 30-day period immediately preceding the date in question, of a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any such system then in use (provided, that, for purposes of paragraphs (C) and (D) of this Article Tenth, the last closing sale price or the last closing bid quotation immediately preceding the date in question shall be used instead of the highest closing sale price or the highest closing bid quotation during the 30-day period immediately preceding the date in question); or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors.

                  (12) The term "Substantial Stockholder" shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is the beneficial owner, directly or indirectly, of not less than 40% of the Voting Shares.

                  (13) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership, or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                           (a) is the beneficial owner, directly or indirectly,
of not less than 5% of the Voting Shares and has been such a beneficial owner for less than four years; or

                           (b) is an Affiliate of the corporation and at any
time within two years prior thereto was the beneficial owner, directly or indirectly, for a period of less than four years of not less than 5% of the then outstanding Voting Shares; or

                           (c) is an assignee of or has otherwise succeeded to
any shares of capital stock of the corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

                  (14) For the purpose of determining whether a person is an Interested Stockholder or a Substantial Stockholder, the number of Voting Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of subparagraph (4) of Paragraph (F) of this Article Tenth, but shall not include any other Voting Shares that may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (G) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of paragraphs (A) and (B) of this Article Tenth on the basis of information known to them:

                  (a) the number of Voting Shares beneficially owned by any person,

                  (b) whether a person is an Affiliate or Associate of another,

                  (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in sections (4)(b) and
(c) of paragraph (F), and

                  (d) whether the assets subject to any Business Combination have an aggregate fair market value of $1,000,000 or more.

                  (H) The Board of Directors shall have the power and the duty to determine for the purposes of paragraphs (C) and (D) of this Article Tenth
(i) whether the provisions of said paragraphs (C) or (D) are applicable to a particular transaction, (ii) whether a person is an Interested Stockholder or a Substantial Stockholder, (iii) the number of Voting Shares or other securities beneficially owned by any person, (iv) whether a person is an Affiliate or Associate of another, (v) what the Market Price is and whether a price is above the Market Price as of a given date, and (vi) whether any person nominating directors in accordance with paragraph (D)(2) beneficially owns Voting Shares with an aggregate Market Price of at least $250,000.

                  (I) Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation):

                  (1) any amendment, alteration, change or repeal of this Article Tenth of this certificate of incorporation (except for paragraphs (C), (D), (E), (F)(12) - (14) and the definition of "Market Price" applicable to paragraphs (C) and (D) hereof) shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares;

provided, however, that this subparagraph (I)(1) shall not apply to, and such 80% vote shall not be required for, any such amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Continuing Directors or, in the event there is no Related Person at the time such amendment, alteration, change, or repeal is under consideration, by the majority vote of the Board of Directors;

                  (2) any amendment, alteration, change or repeal of paragraphs
(C), (D), (E), (F)(12) - (14) or the definition of "Market Price" applicable to paragraphs (C) and (D) of this Article Tenth of this certificate of incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that this subparagraph
(I)(2) shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.

                  (J) Nothing contained in this Article Tenth shall be construed to relieve any person from any fiduciary obligation imposed by law.

   ELEVENTH: (A) To the fullest extent permitted by Delaware Law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  Any repeal or modification of this paragraph (A) of Article Eleventh shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

                  (B) The corporation shall, to the full extent authorized or permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader rights than such law permitted the corporation to provide prior to such amendment), (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or by reason of the fact that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and (b) advance expenses incurred by any such officer or director in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The corporation may provide in its bylaws procedures reasonably designed to give effect to the provisions of this paragraph.

         The corporation may provide additional indemnification to such persons or other persons, as provided in its bylaws, by agreement or otherwise, which is greater or different than that provided in this certificate of incorporation. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law.

                  Any repeal or modification of this paragraph (B) of Article Eleventh shall not apply to or have any effect on any right to indemnification provided hereunder with respect to any events occurring prior to such repeal or modification.

   TWELFTH:                The name and address of the incorporator is:

                           Landon R. Prieur
                           Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York 10036

         IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of July, 1998.

                                                     /s/ Landon R. Prieur
                                                  -----------------------
                                                  Landon R. Prieur
                                                  Incorporator